Exhibit 10.5

AMENDMENT No. 3 TO LOAN AGREEMENT

This Amendment (the “Amendment”) to that certain Loan Agreement dated January 14, 2024, as amended by Amendment No. 1 dated June 9, 2024 and Amendment No. 2 dated September 5, 2024 (“Amendment No. 2”) (together, the “Loan Agreement”), by and between SciSparc Ltd., an Israeli limited company (the “Lender”), and AutoMax Motors Ltd., an Israeli limited company (the “Borrower”), is entered into effect as of May 8, 2025 (the “Amendment Effective Date”).

Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

The Lender and the Borrower agree to amend the Loan Agreement, as set forth below, effective as of the Amendment Effective Date

1.	Amendment:

Without derogating from the provisions of Section 1.3 of Amendment No. 2 and the effectiveness and/or validity of the first ranking fixed charge on the Borrower’s shares in Automax Leasing in favor of the Lender (charge no. 15 registered in the Borrower records with the Israel Registrar of Companies), the Parties hereby agree that throughout the term of the Loan Agreement, the entire Principal Amount (i.e. $4,250,000) shall be subordinated to: (i) Series B debentures of the Borrower traded on the Tel Aviv Stock Exchange Ltd. (the “TASE”); and (ii) contemplated Series C debentures of the Borrower which upon their issuance (when and if so issued) shall be traded on TASE, senior to any other future debt of the Borrower incurred not in the ordinary course of business, and pari-passu with any other current debt of the Borrower.

2.	Miscellaneous.

2.1.	Effective Date. This Amendment shall enter into effect as of the Amendment Effective Date.

2.2.	No Further Amendments. Each of the Lender and the Borrower acknowledges and agrees that, except for the changes set forth herein, the provisions of the Loan Agreement remains unchanged and in full force and effect.

2.3.	Counterparts. This Amendment may be executed in any number of counterparts, by scanned copy or original signature, each of which shall be deemed an original and enforceable against the party actually executing such counterpart, and all of which together shall constitute one and the same instrument.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the Amendment Effective Date

LENDER:

/s/ Oz Adler
SciSparc Ltd.
By:	Oz Adler
Its:	Chief Executive Officer

/s/ Amitay Weiss
SciSparc Ltd.
By:	Amitay Weiss
Its:	Chairman of the Board

BORROWER:

/s/ Tomer Levy
Automax Motors Ltd.
By:	Tomer Levy
Its:	Director

/s/ Yaara Alfi
Automax Motors Ltd.
By:	Yaara Alfi
Its:	Chief Financial Officer

[Signature Page- Loan Agreement Amendment]